As filed with the Securities and Exchange Commission on March 2, 2005

Registration No. 333-122323

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

________________

Amendment No. 2
to
FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

________________

SIGMA DESIGNS, INC.

(Exact name of Registrant as specified in its charters)

California (State or other jurisdiction of incorporation or organization)	94-2848099 (I.R.S. Employer Identification Number)

1221 California Circle
Milpitas, CA 95035
(408) 262-9003

(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Thinh Q. Tran
President and Chief Executive Officer
1221 California Circle
Milpitas, CA 95035
(408) 262-9003
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Bertelsen, Esq.
Don Williams, Esq.
Michael Occhiolini, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 2 is solely to amend Exhibit 5.1 to the Registration Statement as previously filed. No changes have been made to Part I of the Registration Statement. Accordingly, Part I is not being filed herewith. Part II is being filed in its entirety, as amended.

Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses to be paid in connection with this offering are as follows:

Securities and Exchange Commission registration fee
Trustee's fees and expenses
Accounting fees and expenses
Legal fees and expenses
Printing and engraving
Blue sky fees and expenses
Transfer agent fees and expenses
Rating agencies' fees
Miscellaneous

       Total

$ 4,708 5,000 20,000 35,000 25,000 5,000 10,000 5,000 10,000 $ 134,708

Item 15. Indemnification of Directors and Officers

Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act. Article VI of the registrant's Amended Bylaws provides (subject to certain limitations) for indemnification of agents of the registrant, including officers and directors, who were or are parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative, arbitration and investigative actions and proceedings, including any appeal thereof, that arise by reason of the fact that any such persons are or were agents of the registrant.

Article IV of the registrant's Second Restated Articles of Incorporation provides for indemnification of directors and officers to the maximum extent permitted by California law. Pursuant to the authority provided by its Second Restated Articles of Incorporation, the registrant has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the registrant, and providing for certain other protections.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement.*
3.1	Second Restated Articles of Incorporation. (1)
3.2	Amended Bylaws. (2)
4.1	Form of Senior Indenture.**
4.2	Form of Subordinated Indenture.**
4.3	Form of Senior Debt Security (included in Exhibit 4.1).**
4.4	Form of Subordinated Debt Security (included in Exhibit 4.2).**
4.5	Form of Certificate of Determination.*
4.6	Form of Preferred Stock Certificate.*
4.7	Form of Deposit Agreement.*
4.8	Form of Depositary Receipt (included in Exhibit 4.7).*
4.9	Form of Warrant Agreement.*
4.10	Form of Warrant Certificate.*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of Sigma Designs, Inc. (see page II-4 of this Form S-3).**
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.*

________

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

** Previously filed.

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed June 8, 2004.

(2) Incorporated by reference to Exhibit 3.6 to the Registrant's Annual Report on Form 10-K for the year ended February 1, 2003.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by such those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of our employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on March 2, 2005.

SIGMA DESIGNS, INC.

By: /s/ Thinh Q. Tran
 Thinh Q. Tran
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Thinh Q. Tran Thinh Q. Tran	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	March 2, 2005
* Kit Tsui	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2005
* William J. Almon	Director	March 2, 2005
* Julien Nguyen	Director	March 2, 2005
* Lung C. Tsai	Director	March 2, 2005
* By /s/ Thinh Q. Tran Thinh Q. Tran (Attorney-in-fact)

Exhibit Index

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement.*
3.1	Second Restated Articles of Incorporation. (1)
3.2	Amended Bylaws. (2)
4.1	Form of Senior Indenture.**
4.2	Form of Subordinated Indenture.**
4.3	Form of Senior Debt Security (included in Exhibit 4.1).**
4.4	Form of Subordinated Debt Security (included in Exhibit 4.2).**
4.5	Form of Certificate of Determination.*
4.6	Form of Preferred Stock Certificate.*
4.7	Form of Deposit Agreement.*
4.8	Form of Depositary Receipt (included in Exhibit 4.7).*
4.9	Form of Warrant Agreement.*
4.10	Form of Warrant Certificate.*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation. PDF courtesy document
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of Independent Registered Public Accounting Firm. PDF courtesy document
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of Sigma Designs, Inc. (see page II-4 of this Form S-3).**
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.*

________

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

** Previously filed.

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed June 8, 2004.

(2) Incorporated by reference to Exhibit 3.6 to the Registrant's Annual Report on Form 10-K for the year ended February 1, 2003.